                                                             EXHIBIT 10.75

March 9, 2000


Mr. Laurent Mayer
720 Montrose Ave.
Palo Alto, CA  94303


Dear Laurent:

We are very pleased that you are considering joining us at Informix Software, Inc. (Company). The purpose of this letter is to set forth our offer of employment. We propose that you begin employment with Informix Software, Inc. in the capacity of Vice President - Business Intelligence Solutions, reporting to Charlie Chang, Senior Vice President - i.Intelligence Business Group.

Your salary computed on an annual basis beginning on the date you become an employee of the Company, will be $240,000 per year and shall be paid in equal semi-monthly installments. You will also participate in the Executive Incentive Compensation Plan in 2000 at a rate of 45%; to be pro-rated for actual service in 2000. Plan details will be provided under separate cover. In addition to the change-in-control protections outlined below, you will receive six (6) months severance pay should you be terminated for other than cause.

In addition to the above, you will be recommended for a non-qualified stock option under the Informix Corporation Employee Stock Option Plan to acquire 175,000 shares of the common stock of Informix Corporation. This option, if granted, will be given to you on the 15th U.S. Informix business day of the month following the month your employment commences. You, of course, will be under no obligation to exercise any stock options, which may be granted to you.

Should a change-in-control (CIC) occur (standard definition to be included in the CIC agreement) and, as a result, you are terminated or experience a material change in duties or responsibilities (commonly referred to as a "double trigger"), the Company and it's successors agree to:

- Accelerate stock option vesting 50% if the CIC occurs within six months of your start date, or 100%, if the CIC occurs after six months.

-    Pay six (6) months of base pay severance.

This offer of employment is contingent upon the following:

- Your signing of the Company's Employee Agreement for Nondisclosure of Confidential Information (copy forthcoming).

-    Your acceptance of this offer by signing the letter below.

-    Your signing of a W-4 form.

- On your first day of employment you must provide proof of your legal right to work in the United States and complete the Immigration Form I-9 as required by the U.S. Immigration and Naturalization Service. These include either a U.S. passport, a U.S. certificate of citizenship, a U.S. certificate of naturalization, an unexpired foreign passport with attached employment authorization, or an alien registration card with photograph, or a state driver's license, a state I.D. card, or a U.S. military card; AND a Social Security card or a U.S. birth certificate. If you do not have proof of identification on the first day of employment, you will be sent home to obtain the documents. You will not be placed on the payroll until the I-9 form is completed by a Company representative after examining your documents.

Page 2
Mr. Laurent Mayer
March 9, 2000


IF FOR ANY REASON YOU ARE UNABLE TO PROVIDE PROOF OF YOUR IDENTITY AS WELL AS YOUR LEGAL RIGHT TO WORK IN THE UNITED STATES WITHIN THE FIRST THREE DAYS, THE COMPANY MAY TERMINATE YOUR EMPLOYMENT. From time to time after your first day of employment, you may be asked to provide proof of your identity as well as your legal right to work in the United States. Employment may be contingent upon approval of an Export License granted by the U.S. Department of Commerce, if required in the United States.

This offer of employment is "at will" which means that it is not for any specific period of time and your employment may be terminated with or without cause by yourself or the Company at any time and for any reason.

As an employee of Informix, you also agree to comply with company policies, procedures and standards of conduct that may be established by the Company.

This offer of employment contains all of the terms and conditions of your employment with the Company and supersedes any and all prior oral or written representations or agreements made by anyone employed by, or associated with, the Company.

The terms of this offer, if accepted, will become your terms of employment and can only be added to or modified by a written document signed by the Vice President of Human Resources or the President of the Company.

I am looking forward to your acceptance of this offer. Please be advised that this offer of employment is valid only to March 16, 2000. Please acknowledge your acceptance by signing and dating this letter and returning it to us by March 16, 2000. Upon your acceptance of this offer, we will provide you the necessary new hires forms that must be completed prior to beginning your employment, or no later than 3 days after your date of hire. These forms will include a Non-Disclosure Form, I-9 Form, W-4, and Application of Employment.

Should you have any questions regarding this offer, please feel free to contact me at 650-926-6818.

Sincerely,

INFORMIX SOFTWARE, INC.


/s/Wayne Page

Wayne Page
Vice President, Human Resources

AGREED ON THE     13TH     DAY OF    MARCH 2000
              -----------        ---------------

ANTICIPATED START DATE:    3-28-00
                       ---------------------------

SIGNED:    /S/LAURENT MAYER
       -------------------------------------------



                                        2